                                                        EXHIBIT 10.17


                                     LEASE

       THIS LEASE is made and entered into this 30th day of September 1993, by and between MATHILDA DEVELOPMENT, a California Limited Partnership, hereinafter called "Lessor", and MAXIM INTEGRATED PRODUCTS, a California corporation, hereinafter called "Lessee".

                              W I T N E S S E T H

     WHEREAS, Lessor is the owner of the property commonly described as 430 West Maude Avenue, Sunnyvale, Santa Clara County, California ("the Premises") which has been improved with a building, parking lot, driveway, and sidewalks, among other things;

     WHEREAS, Lessee currently occupies the Premises pursuant to a sublease dated April 19, 1988 between Saratoga Semiconductor Corporation, as Sublessee and Zymos, Inc., now known as Appian Technology, ("Zymos") as Sublessor (the "Sublease,") which Sublease is subject and subordinate to a lease dated December 12, 1979, as amended, between Intermedics, Inc., now known as Sulzer Medica, Inc., ("Intermedics") as Lessee and Lessor (the "Master Lease");

     WHEREAS, the Master Lease mentioned above expires on October 31, 1998 and Lessee desires to lease the Premises directly from Lessor on expiration of the Master Lease provided that the lessee under the Master Lease does not exercise its option to renew the Master Lease (which option has been waived by said lessee, subject only to certain conditions stated in paragraph 5(c) of that certain Recognition and Attornment Agreement; Estoppel Certificate entered into on December 6, 1989, by and between Lessor, Lessee, Zymos, and Intermedics (the "Recognition Agreement")); and provided further that the Sublease has not been terminated for any reason prior to the commencement of the term of this Lease;

     NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

     1.       Premises.    Subject to the net worth conditions listed below,
Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, on the terms and conditions hereinafter set forth, the Premises, more particularly described in Exhibit "A", attached hereto, and incorporated herein by this reference. Notwithstanding the above, should lessee under the Master Lease be entitled to, and elect to, exercise its option to extend the Master Lease, this Lease shall be null and void and neither party shall have any liability to the other hereunder.

     Between December 31, 1997 and February 1, 1998, Lessee shall deliver to Lessor its then current financial statement, prepared in accordance with generally accepted accounting principles and certified as accurate by Lessee's Chief Financial Officer, (unless the financial statement is prepared by a certified public accountant, in which event certification by Lessee's Chief Financial Officer shall not be required). If such financial statement does not show Lessee to have a net worth of at least $35 million, this Lease, at the option of Lessor, shall be of no further force or effect and neither Lessor nor Lessee shall have any rights or obligations hereunder.

         2.      Term.    Provided that the Sublease has not been terminated for
any reason prior to the commencement of the term of this Lease, the term of this Lease shall be for a period of five (5) years commencing on the first day of November, 1998 and ending at midnight on the 31st day of October, 2003. A termination of the Master Lease due to the default of Zymos and/or Intermedics thereunder, followed by the mutual attornment of Lessor (as Master Lessor under the Master Lease) and Lessee (as Sublessee under the Sublease), all as provided in the Recognition Agreement, shall not be deemed a termination of the Sublease under the provisions of the preceding sentence.

         3.      Rental.

                 (a) Lessee agrees to pay to Lessor as basic rental for the Premises, monthly rent in an amount equal to the greater of (1) $26,653.42 increased by the percentage increase in the Consumer Price Index, All Urban Consumers, San Francisco-Oakland-San Jose, All Items, 1982-84 = 100 published by the U.S. Department of Labor ("CPI") between October, 1988 and October, 1993 (not to exceed 140%) and further increased by the percentage increase in the CPI between October, 1993 and October, 1998 (not to exceed 140%), or (II) Ninety-Five percent (95%) of the fair market value of the Premises, based on the rents then being obtained for premises of comparable use and condition in the immediate vicinity of the Premises and on otherwise comparable terms and conditions as this Lease, except that any additional rental value due to the presence of any equipment or improvements installed by Lessee, Saratoga Semiconductor Corporation, Zymos, or Intermedics shall not be taken into account when determining the fair market rental. Not less than two months prior to the commencement of the lease term, Lessor and Lessee shall meet and attempt to agree upon the fair market rental for the Premises. If the parties have not agreed to the fair market rental within thirty days after meeting, the fair market rental shall be determined by any customary and mutually acceptable appraisal mechanism, with each party having the right to select a real estate broker to act on its behalf. If the fair market rental has not been determined prior to the commencement of the lease term, Lessee shall pay the base rent payable under Clause (i) above, until the fair market rental has been determined and thereafter shall pay the greater of the two amounts retroactive to November 1, 1998. The following is an example of the calculation required under Clause (i) above:

         The CPI for October, 1988 was 122.3. If CPI for October, 1993 is 150.1 and the CPI for October, 1998 is 180.0 the basic monthly rental would be calculated as follows;

                 $26,653.42 x 150.1 x 180 = $39,228.26
                              -----   ---
                              122.3  150.1

(In no event could either of the fractions be greater than 1.40.)

                 (b) All rentals, and additional rentals, due Lessor shall be timely paid, free from all claims and demands against Lessor of any kind, nature or description whatsoever, and without deduction or offset, at such place or places as may be designated from time to time by Lessor. If the Lease term commenced other than on the first day of a calendar month, the first and last month's rental shall be prorated accordingly.

         In the event any monthly rental payment provided for heroin is not paid within ten (10) days of the due date thereof (i.e.; on or before the tenth day of the month), Lessee shall pay to Lessor a sum equal to any late payment charge, or penalty, assessed by the lending institution holding any notes secured by a Deed of Trust on the Property; provided, however, that if said payment is actually delivered to Lessor after the tenth day of the month, but on or before the date which is seven (7) days prior to the date of the month on which the regular monthly payment on said note is due, which date Lessor shall inform Lessee at commencement of the term of this Lease and promptly upon any subsequent change thereof, Lessee shall have no such obligation, but shall be required to pay a One Hundred Fifty Dollar ($150.00) late charge.

         4. Security Deposit. No security deposit shall be required of Lessee so long as Lessee is Maxim Integrated Products (or any entity which controls or which is controlled by or under common control with, Maxim Integrated Products, or results from the merger with or acquisition of, Maxim integrated Products, or which acquires substantially all of the assets of Maxim Integrated Products) and so long as Lessee pays all monetary sums due Lessor within ten (10) days of the due date thereof. Should Lessee fail to pay more than one (1) monthly rental payment or other monetary sum provided for herein with ten (10) days of the due date thereof within any twelve (12) consecutive month period, Lessor reserves the right to require Lessee to deposit with Lessor Twenty Thousand Dollars ($20,000.00) as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. Lessor agrees to provide written notice to Lessee upon the first such failure. In the event Lessee defaults in respect of any of the terms, provisions, covenants, or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. Should

Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last sublessee of Lessee's interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest on said security deposit.

         5. Possession. Lessee is currently in possession of the Premises, pursuant to a sublease mentioned above.

         6. Improvements. Lessee, being in possession of the Premises, accepts the Premises and the improvements in their present condition, subject to Lessor's obligation to repair any latent defects in the Premises at its sole cost and expense, as provided in paragraph 12, below.

         7. Purpose. Lessee agrees to use and occupy the Premises during the term hereof for the purpose of light manufacturing and related offices for engineering, design and related needs, and for no other purpose.

         8. Uses Prohibited. Lessee shall not commit or suffer to be committed any waste or nuisance upon the said Premises nor shall it in any way violate any law, ordinance, rule or regulation affecting the occupancy or use of the Premises which is, or may hereafter be, enacted or promulgated by governmental authorities; nor shall it allow the Premises to be used for any improper, immoral or unlawful purpose; nor shall it place any materials in the drainage system which are damaging or loads upon the floor, walls, or ceiling which exceed the limits established in the original design of the building. No waste material or refuse shall be dumped upon or permitted to remain upon any part of the leased Premises outside of the areas designated for such purposes. No materials, supplies, equipment, finished product or semi-finished project, nor materials or articles of any nature shall be put upon or permitted to remain upon any portion of the leased Premises outside of the areas designated for such purpose or the building proper.

         9. Acceptance of Premises and Covenant to Surrender. Lessee, being in possession of the Premises, accepts the Premises as being in good and sanitary order, condition and repair, and accepts the building and other improvements in their present condition, subject to Lessor's obligation to repair any latent defects in the Premises at its whole cost and expense, as provided in paragraph 12, below.

         On the last day of the term hereof or on the sooner termination of the Lease, Lessee agrees to surrender said Premises unto Lessor in good condition and repair, reasonable wear and tear excepted, except as otherwise provided herein. The Lessee also agrees to surrender to Lessor all alterations, additions, or improvements which may have been made in, to or on the Premises by Lessee, except as otherwise provided in this Lease. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all

This or its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Lessee. Any property so abandoned shall be removed by Lessee from the Premises, at Lessor's option, within five days of Lessor's request, or, should Lessee fail to remove same, Lessee shall pay Lessor for the actual costs expended by Lessor in removing the property. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

         Notwithstanding the preceding paragraph Lessor acknowledges that it has no interest in the air conditioning system installed by Lessee's predecessor which were leased by the predecessor from third parties, pursuant to a separate lease agreement between said predecessor and such third parties (the "Air Conditioning Lease"). Such air conditioning equipment is listed in
Exhibit 9, attached hereto and incorporated herein by this reference. It is understood and intended by the parties that said equipment listed on Exhibit 9 is to be treated as the personal property of Lessee, subject to removal by Lessee upon termination of the Lease as provided herein. Upon the expiration or earlier termination of this Lease, Lessee shall be obligated to do either of the following:

(1) install, at its own sole cost and expense, an air conditioning system in the Premises, with specifications sufficient to meet the following minimum standard: Design shall be for lighting, people, and other solar loads only, providing a continuous air circulation of approximately 1 CFM per sq. ft., using a minimum of 5 cubic feet per minute of fresh air per person. Heating to provide 70 degrees FDB at outside temperatures of 35 degrees FDB. Air conditioning shall conform to standard of ASHRAE. Inside design shall be 78 degrees FDB at outside conditions of 87 degrees FDO, 67 degrees FWB. In the event Federal or State regulations limit the maximum temperature for heating or minimum temperature for cooling, and said standards are lower than those stated above, said Federal or State regulations shall be substituted as appropriate in these specifications. Such replacement air conditioning system shall, upon installation by Lessee in the Premises, become and remain the sole property of Lessor, and Lessee shall have no further obligation with respect thereto, or
(2) provide for the retention by Lessor, on the Premises of the air conditioning system previously Installed under the Air Conditioning Lease. Lessee shall have the sole election to determine whether it will fulfill its obligation by either (1) or (2) provided for above. In the event Lessee selects
(2) above, Lessee shall pay forthwith any unpaid balance under the Air Conditioning Lease, and any and all liens and/or encumbrances against the equipment shall be paid or discharged so that Lessor shall receive good title thereto.

         10. Quiet Enjoyment by Lessee. Lessor covenants and warrants that upon Lessee's paying the rent and observing and performing all of the terms, covenants and conditions on Lessee's part to be observed and performed hereunder, Lessee shall and may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease.

         11. Alterations and Additions. Excepting only non structural alterations not exceeding Ten Thousand Dollars ($10,000.00) in cost for any item of work, Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the written consent of Lessor first had and obtained by Lessee, which consent shall not be unreasonably withheld. Any addition or alteration to the said Premises, except movable furniture and trade fixtures, shall become, at the option of Lessor, a part of the realty and belong to the Lessor. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning (except as stated below), carpeting, or any other installation which has become an integral part of the leased Promises. Notwithstanding the above, Lessor agrees that additions and alterations installed by Lessee which do not become an integral part of the leased Premises, such as, but not limited to, portable metal partitioning shall be considered movable furniture or trade fixtures and shall remain the property of the Lessee. Lessee agrees not to proceed to make such alterations or additions, after having obtained consent from Lessor to do so, until two days from the receipt of such consent, In order that Lessor may post appropriate notices to avoid liability to contractors or material suppliers for payment of Lessee's improvements. Lessee will at all times permit such notices to be posted and to remain posted until the completion of the work.

         12.     Maintenance of Premises.

         Except for latent structural defects, which Lessor shall repair at its sole expense, Lessee shall, at its sole expense, keep and maintain said Premises and appurtenances and every part thereof, including but not limited to, roof, walls, glazing, sidewalks, parking areas, plumbing, electrical systems, heating and air conditioning installations, and the exterior and interior of the Premises in good and sanitary order, condition, and repair, and Lessee shall be responsible for any loss or damages resulting from the negligence or willful misconduct of the Lessee, its agents, employees or contractors. Lessee agrees to water, maintain and replace, when necessary, any shrubbery and landscaping provided by Lessor on the leased Premises; provided, that Lessee's said obligation shall be appropriately limited and reduced in the event of any shortage or reduced availability of water. Lessee hereby waives all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and waives all rights provided by Section 1941 of said civil Code.

         13. Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of the Lessor, except such property as may be mortgaged to Lessor.

         14. Freedom from Liens. Lessee shall not create or permit to the created or to remain, and covenants to remove and discharge promptly, at its cost and expense, all liens, claims, stop notices, encumbrances and charges upon the Premises or Lessee's leasehold interest therein which arise out of the use or occupancy of the Premises by Lessee or anyone using or occupying the Premises with the consent or sufferance of Lessee, or by reason of labor or materials furnished or claimed to have been furnished to Lessee for any construction, alteration, addition or repair of any part of the Premises. Lessee shall give Lessor ten (10) days notice prior to commencing any work on the Premises, so that Lessor shall have reasonable time within which to post notices of nonresponsibility.

         15. Advertisements and Signs. Lessee may place or permit to be placed, in, upon, or about the Premises any signs, advertisements, or notices that Lessee shall determine appropriate, subject to compliance with the laws and regulations of the applicable city or other governmental authority. Any signs so placed on the Premises shall be placed upon the understanding and agreement that Lessee will remove same upon termination of its tenancy herein created, and shall repair any damage or injury to the Premises caused thereby. Any such sign affecting the structural integrity of the building shall be erected only upon receiving Lessor's consent, which consent shall not be unreasonably withheld.

         16. Insolvency or Bankruptcy. Either (a) the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Lessee, provided that such appointment shall not be vacated or set aside within thirty (30) days; or (b) a general assignment by Lessee for the benefit of creditors; or (c) the filing of a voluntary petition in bankruptcy by the Lessee, or a final adjudication that Lessee is bankrupt, shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall at Lessor's option terminate ten (10) days after notice of termination from Lessor to Lessee and Lessee agrees to then vacate the Premises on the date of such termination.

         17. Entry by Lessor. Upon prior written notice, Lessee shall permit Lessor and his agents to enter into and upon said Premises, at such times as Lessor and Lessee mutually agree, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, provided, that Lessor shall act so as to avoid any unnecessary interference with Lessee's business operations. Lessee shall permit Lessor and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any usual or ordinary "For Sale" or "For Rent" signs and exhibit the Premises to prospective tenants at reasonable hours. Lessee shall not unreasonably refuse to agree to permit Lessor or its agents to enter the Premises for the purposes stated herein.

         18.     Assignment and Subletting.

                 (a) Excepting only as set forth hereunder, Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease.

                 This Lease shall not, nor shall any interest therein, be assignable, as to the interest of the Lessee, by operation of law, or otherwise, without the written consent of Lessor.

                 (b) In the event Lessee wishes to sublet the Premises or any part thereof, or suffer any other person to occupy or use the said Premises, or any portion thereof, Lessee shall so notify Lessor in writing, and shall disclose to Lessor the identity of the proposed sublessee and the use which the proposed sublessee intends to make of the Premises. Lessor shall, within fifteen (15) days after such notice is given, notify Lessee in writing whether or not Lessor consents to such sublease; failure of Lessor to so respond shall be deemed consent. In the event Lessor shall so consent to sublease, Lessee shall remain liable for the performance by the subleases of the terms of this Lease, unless released from such liability by Lessor in writing. In the event Lessor reasonably elects not to consent to such subletting, then Lessee shall continue as lessee under all of the terms of this Lease.

         19. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, operate as an assignment to him of any or all subleases or subtenancies.

         20. Security. Nothing herein provided, and no security or guaranty which may now or hereafter be furnished Lessor for the payment of the rent herein reserved, or for the performance by Lessee of the other agreements in this Lease contained, shall in any way constitute a bar or defense to any action in unlawful detainer or for the recovery of the Premises which Lessor may commence for breach of any agreement, term or condition of this Lease.

         21. Transfer of Security. Any security given by.Lessee at any time to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee may be transferred and/or delivered by Lessor only upon the same terms and conditions as set forth in this Lease, to the purchaser of the reversion in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

         22.     Eminent Domain.

                 (a) If the whole of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, then the term of this Lease shall automatically end upon the date when the possession so taken shall be required for such use or purpose, and current rent and taxes shall be apportioned as of the date of such termination.

                 (b) If only part of the Premises shall be so taken and a part thereof remains which is reasonably susceptible for occupation by Lessee hereunder for the purposes for which Lessee has entered into this Lease, this Lease shall, as to the part so taken, terminate as of the date when the possession so taken shall be required, and the rent and all other sums payable by Lessee on account of the Premises hereunder, shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such fraction of the basic rental as the area of the part of the improvements remaining after such taking bears to the original area of the entire improvements prior to such taking. If, after the taking of a portion of the Premises, there does not remain a portion reasonably susceptible for Lessee's occupation hereunder, this Lease shall thereupon automatically terminate in the manner as if the whole Premises had been taken. Whether all or part of the Premises be taken, all compensation awarded upon such taking with respect to the real property and improvements shall go to the Lessor, and the Lessee shall have no claim thereto, nor shall Lessee have claim against Lessor for any loss, damage, or for any other reason alleged to result therefrom, provided, however, that Lessee shall in no event be precluded hereby from perfecting its own claim against the authority or taker for damages for the taking of its leasehold interest, personal property, fixtures, or expenses incurred in, or as a result of, any eminent domain action.

         23. Recordation. Lessee shall have the right to record a short form memorandum of this Lease, and Lessor shall promptly execute and deliver in recordable form such documents as may reasonable be necessary in order to enable Lessee to do so.

         24. Subordination. At Lessor's option, this Lease shall be subordinated to any mortgage or deed of trust which is now or shall hereafter be placed upon the Premises, and Lessee agrees to execute and deliver any instrument, releases or other documents, without cost to it, which may be deemed necessary to further effect the subordination of this Lease to any such mortgage or deed of trust; provided that the mortgagee or beneficiary under such deed of trust, prior to the commencement of the lease term or at the time such subordination is requested, shall deliver to Lessee a written undertaking on its behalf and on behalf of its successors and assigns to permit Lessee to occupy the Premises under the terms of this Lease so long as Lessee is not in default if there shall be a foreclosure or sale under such mortgage a deed of trust, or conveyance in lieu of foreclosure or similar transfer, which undertaking shall be binding upon any subsequent assignee or transferee of such parties. Failure of Lessee to execute any such instruments, releases or documents shall constitute a default hereunder.

         25. Effect of Conveyance. The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building containing the Premises, so that, in the event of any sale of said land or building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder thereafter accruing. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

         26. Offset Statement. Lessee shall, at any time and from time to time, upon not Less than ten (10) days prior to request by Lessor, execute, acknowledge and deliver to Lessor a statement certifying the date of commencement of this Lease, that the Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the date of the modifications), and further stating the dates to which the rental has been paid, and setting forth such other matters as may reasonably be required by the Lessor. Lessor and Lessee intend that any such statement delivered pursuant to this paragraph may be relied upon by any mortgagee or beneficiary of a deed of trust or by any prospective purchaser of the Premises.

         27. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition thereon contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         28. Holding Over. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

         29. Litigation Guaranty. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party reasonable attorney's fees and other expenses incurred in the litigation, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

         30. Default. For purposes of determining rights and obligations under this Lease, the occurrence of any one of the following events shall be considered a breach of this Lease: (a) in the event that Lessee shall fail to pay any one or more of said installments of rent when the same shall be due and such default shall continue for ten (10) days after written notice thereof by registered mail; (b) in the event an execution or other legal process is levied upon the property of the Lessee located on the Premises or upon the interest of the Lessee in the Lease, unless such execution or levy be discharged of record within thirty (30) days; (c) in the event of a breach as determined pursuant to Paragraph 16 of this Lease; (d) in the event the Lessee shall violate any of the other terms, conditions, covenants, stipulations, or agreements on the part of the Lessee, herein contained, and fails to remedy the same within thirty
(30) days after written notice thereof by registered mail by the Lessor to the Lessee.

         In the event of any breach of this Lease by the Lessee, as defined above, or an abandonment of the Premises by the Lessee, the Lessor has the option of (1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or (2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at seven percent (7%) per annum; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at seven percent (7%) per annum; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligation under the Lease or which in the ordinary course of things would be likely to result therefrom. As used herein, the phrase "worth at the time of award" shall be defined in accordance with the provisions of the California Civil Code, Section 1951.2(b). If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession;

                 (a) Acts of maintenance or preservation or efforts to relet the premises.

                 (b) The appointment of a receiver on the initiative of the Lessor to protract his interest under this Lease.

         31. Taxes. Lessee shall be liable for and shall promptly pay to Lessor, as additional rental during the term of this Lease, all taxes, levies, fees, water or sewer rents and charges, special assessments, and other governmental charge of every character (herein collectively called "taxes"), against the Premises during the term hereof. Such taxes shall be prorated between the parties hereto for the first and last year of the lease term. Lessee may pay any such taxes in installments if payment may be so made without penalty. Lessee shall pay for all taxes levied against Lessee's fixtures, equipment and personal property situated on the leased Premises, and all additions and leasehold improvements made, added or installed by Lessee, whether such fixtures, equipment, personal property, additions or leasehold improvements are assessed as real or personal property. Lessor shall notify Lessee, at least thirty

(30) days prior to the due date, of the time on which property taxes shall be due and payable to the taking authorities, and shall provide Lessee with a copy of the tax bills related to the Premises. Lessee shall pay to Lessor the total amount of such taxes not less than five (5) days prior to the date such shall be due and payable. Lessee may contest the amount or validity of any taxes by appropriate proceeding. However, Lessee shall promptly pay such taxes unless such proceeding shall operate to prevent or stay the collection of the tax so contested. Lessor, at Lessee's sole expense, shall join in any such proceeding if any law shall so require.

         32.     Destruction of Premises.

                 (a) If ten percent (10%) or less of the Premises and the building of which the same are a part is damaged by an uninsured peril, Lessor shall promptly and diligently proceed to repair and restore the same to substantially the same condition as existed prior to such damage or destruction; provided, however, that should such damage be caused by the act, negligence of fault or omission of any duty with respect to the same by Lessee, its agents, servants, employees or invitees, Lessee and not Lessor shall be so obligated to repair and restore. If the Promises are damaged by an uninsured peril rendering more than ten percent (10%) of the Premises unusable for the conduct of Lessee's business, Lessor may upon written notice, given to Lessee within thirty (30) days after the occurrence of such damage, elect to terminate this Lease; provided, however, Lessee may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration, in which event this Lease shall remain in full force and effect, and Lessee shall thereafter diligently proceed with such repairs and/or restoration. During any such repairs or restoration, rent and all other amounts to be paid by Lessee on account of the Premises shall abate in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Lessee's business.

                 (b) If the Premises are damaged or destroyed by fire or other insured peril, Lessor shall promptly and diligently proceed to repair and restore the same to substantially the same condition as existed prior to such damage or destruction; provided, however, that Lessor shall not be obligated to repair and restore until either the insurer acknowledges that the loss is covered by insurance and sufficient proceeds of such insurance are made available to Lessor to pay the costs (including a reasonable allowance for contractor's profit and overhead not to exceed ten percent (10%) of the repairs and/or restoration) or the Lessee agrees to pay such costs to Lessor. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

                 If the cost of restoration exceeds the amount of proceeds received from the insurance required under Paragraph 35, and Lessee has not agreed to pay the excess cost of repairs and/or restoration to Lessor, Lessor can elect to terminate this Lease by giving notice to Lessee within fifteen
(15) days after determining that the restoration cost will exceed the insurance proceeds. In the case of destruction to the Premises, if Lessor elects to terminate this Lease, Lessee, within thirty (30) days after receiving Lessor's notice to terminate, can agree to pay to Lessor the difference between the amount of Insurance proceeds and the cost of restoration in which case Lessor shall restore the Premises. Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this paragraph have been expended by Lessor in paying the cost of restoration.

                 If Lessor elects to terminate this Lease and Lessee does not elect to contribute toward the cost of restoration as provided herein, this Lease shall terminate and all of the proceeds of the Insurance shall be paid to Lessor; provided, however, that in the event such proceeds shall include any amounts paid for damage to or destruction of property belonging to Lessee, Lessor shall within ten (10) days of receipt, pay over such amounts to Lessee in the following manner: Out of the gross proceeds paid by insurance to Lessor, Lessor shall retain an amount equivalent to the current replacement cost of the building and improvements owned by Lessor; after Lessor has been so paid from the insurance proceeds, if there remains a balance of such insurance proceeds which represent payment for damage to or destruction of improvements added by Lessee after the date of Lessee's occupancy of the Premises, then, to the extent of any remaining balance of the insurance proceeds and to the extent of Lessee's direct costs of making such added improvements, Lessor shall be obligated to pay over to Lessee such insurance proceeds. During any such repair or restoration described in this paragraph, rent and any other amounts to be paid by Lessee on account of the Premises shall abate in proportion to the area of the Premises rendered unusable by such damage or destruction; provided, however, that Lessor shall have no liability by reason of injury to or Interference with Lessee's business or property arising from the making of any repairs, alterations, or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein. If the Premises are destroyed or substantially damaged within one year of the end of this Lease term or a renewal period, Lessor or Lessee shall each of the option to cancel the Lease, and all insurance proceeds on the real property shall be paid to Lessor; provided, that if an option then exists to extend the term hereof, and Lessee exercises such option, the parties shall proceed with repairs and restoration as set forth above and the Lease shall not terminate except as provided above.

                 In the event Lessee shall have paid all or a portion of the costs of any repairs or restorations for which Lessor subsequently receive insurance proceeds, then to the extent that such insurance proceeds and Lessee's payments exceed Lessor's cost of repair and/or restoration, Lessor shall reimburse Lessee to the extent of Lessee's payments.

         33. Waiver of Damages and Indemnification of Lessor. Lessor shall not be liable to Lessee for any injury or damage that may result to any person or property by or from any cause whatsoever other than the injuries or damages caused by the negligence or misconduct of Lessor, its agents, servants, employees; invitees, or contractors. Without limiting the generality of the foregoing waiver, it is expressed extended to injury or damage caused by water or vapor leakage of any character from the roof, walls, pipes, or any other part of the Premises, or caused by gas, oil, electricity, or any other cause in or about the Premises or the building. Lessee agrees to hold Lessor harmless for, and to defend Lessor against, any and all claims or liability for any death of or injury to any person or damage to any property whatsoever, occurring in, on or about the area or facilities of the building (including without limiting the generality of the foregoing, elevators, stairways, passage-ways, hallways, or parking areas) excepting only to the extent that such death, injury or damage shall be caused by the negligence or misconduct of the Lessor, its agents, employees or contractors.

         34. Waiver of Subrogation. Each of the parties hereto agrees to waive any and all claims against the other party for any loss, to the extent such lose is repaid by proceeds of insurance maintained by the party that sustained the loss.

         35. Insurance. Lessee shall procure and maintain in force and effect, during the term of this Lease, policies of insurance covering the building, improvements, and the Premises as set forth below:

                 (a) Such policy(ies) shall insure on a "blanket" basis the building value and all improvements to the Premises installed by the Lessee or the Lessor.

                 (b) Such insurance shall be written on a "full replacement value basis" including a replacement cost endorsement and shall also contain a "stipulated amount clause" or its equivalent.

                 (c) The insurer and terms of coverage shall be subject to the approval of the Lessor.

                 (d) As a basis for continuance of the "stipulated amount clause", Lessee shall adjust such amount annually in accordance with reasonably acceptable industrial building cost indices for the State of California. Lessor shall have thirty (30) days from receipt to notify Lessee of any exceptions taken to the amount so stipulated.

If so notified, Lessee shall cause the stipulated amount to be amended to Lessor's reasonable requirements. Lessee acknowledges that Lessor's mortgage lender may require an amount to be stipulated at least equal to the amount loaned, and Lessee agrees that, if so required, such amount is reasonable. Anything in this Lease to the contrary notwithstanding, the stipulated amount shall not exceed the replacement value of the building and improvements.

                 (e) The policy(ies) written to cover the Premises shall name the Lessor and Lessee as named insureds and any bank or other mortgage lender with an interest in the Premises shall be included as a loss payee, and a certified copy of the policy(ies) shall be.furnished to the Lessor.

                 (f) Such policy(ies) shall be written so as to insure losses arising from all risks including, but not limited to, the perils of fire, extended coverage (including explosion), vandalism and malicious mischief, earthquake, collapse, liquid damage, and sprinkler leakage coverage which sprinkler leakage coverage shall be equivalent to at least twenty-five percent (25%) of replacement value, as determined above.

                 (g) The policy(ies) required under this Paragraph 35 shall expressly provide that it (they) shall not be cancelled or altered without thirty (30) days prior written notice to the Lessor.

                 (h) Copies of all insurance amendments, notices and correspondence relating to the same concerning this property shall be forwarded to the Lessor within fifteen (15) days after receipt by Lessee.

                 (i) Lessee shall pay all costs and premiums for insurance coverages required by this Paragraph 35. In the event Lessee fails to maintain insurance or insurance is cancelled, the Lessor may procure and maintain in force and effect during the term of this Lease, policies of insurance covering the building, improvements and the Premises as set forth above, and Lessee shall pay, as additional rent, all costs and premiums for insurance coverages required by this Paragraph 35 within fifteen (15) days of Lessor's invoice of same, which shall include a copy of such invoice to Lessor from its insurance broker or carrier.

         36.     Indemnification of Lessor and Lessee's Liability Insurance.

                 (a) Lessee, as a material part of the consideration to be rendered to Lessor, waives all claims against Lessor for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time except to the extent such injuries or damages are caused by the negligence or willful misconduct of the Lessor, its agents, servants, employees, invitees, or contractors, and Lessee will hold Lessor exempt and harmless from any damage or injury to any person or to the goods, wares and merchandise and all other personal property of any person, arising out of and in connection with the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in good condition and repair except to the extent any such injuries or damages are caused by the negligence or willful misconduct of the Lessor, its agents, servants, employees, invitees, or contractors. Lessee shall secure and keep in force a public liability insurance and property damage policy covering the leased Premises, including parking areas, insuring the Lessee and naming Lessor (Lessor's mortgage lender, if required) as additional insured(s) with regard to Lessee's use or occupancy of the leased Premises. A copy of the said policy shall be delivered to Lessor and the minimum limits of coverage thereto shall be not less than $3,000,000.00 per occurrence for personal injury and for damage to property.

                 (b) All policies required to be maintained by Lessee pursuant to the terms of this Lease shall be issued by companies of recognized financial standing authorized to do insurance business in California. Lessee shall pay all the premiums and costs therefor and shall deliver to Lessor annually copies of or certificates of the insurer that said policies are in effect. Should Lessee fail to effect, maintain or renew any insurance provided for in this Lease, or to pay any cost of premium therefor, or to deliver to Lessor any of such policies or certificates, then in any of said events, Lessor, at its option, but without obligation to do so, may, upon five (5) days written notice to Lessee of its intention so to do, procure such insurance and any sums expended by it to procure any such insurance shall be additional rent hereunder and shall be repaid by Lessee within five (5) days following the date on which written notice of such expenditure shall be given by Lessor to Lessee. Lessee shall obtain a written undertaking from each insurer that cancellation or reduction in coverage of said policy(ies) cannot be had without notification to Lessor and any loss payee at least thirty (30) days prior thereto.

         37. Utilities and Services. Lessee shall pay for all gas, heat, light, power, telephone or other communication service, janitorial, gardener, and garbage disposal service and all other utilities and services supplied or required to be supplied to the Promises.

         38. Option to Renew. Providing Lessee is not in default hereunder at the time of the exercise of this option, and subject to the net worth condition stated below, Lessee shall have the option to renew this Lease for one additional term of five (5) years on all the same terms and conditions set forth in this Lease, excepting that the rental due Lessor shall be determined as hereinafter provided, and there shall be no other options to renew this Lease. Any such renewal option shall be exercised, if at all, by written notice given by Lessee to Lessor not later than two hundred seventy
(270) days prior to the expiration of the Lease term. The basic monthly rental payable during the extended term shall be the greater of (a) the basic monthly rental during the first five (5) years of the term of this Lease increased by the percentage increase in the CPI between October, 1998 and October, 2003; provided, however, in no event shall the new basic monthly rental exceed one hundred forty percent (140%) of such rental paid during the initial five (5) year term of this Lease, nor shall the new basic monthly rental be less than the rental paid during said period, or (b) ninety-five percent (95%) of the then fair market rental of the Premises, as determined pursuant to Paragraph 3 above. Not less than two (2) months prior to the expiration of the initial Lease term, Lessor and Lessee shall meet and attempt to agree upon the fair market rental for the Premises. If the parties have not agreed to the fair market rental after thirty days after meeting, the fair market rental shall be determined by the same appraisal mechanism to determine the base rent payable pursuant to Paragraph 3 above. If the fair market rental has not been determined prior to the commencement of the extended term, Lessee shall pay the base rent payable under Clause (a) above, until the fair market rental has been determined.

         Between December 31, 2002 and February 1, 2003, Lessee shall deliver to Lessor its then current financial statement, prepared in accordance with generally accepted accounting principles and certified as accurate by Lessee's Chief Financial Officer, (unless the financial statement is prepared by a certified public accountant, in which event certification by Lessee's Chief Financial officer shall not be required). If such financial statement does not show Lessee to have a net worth of at least $35 million, Lessee, shall not have the option to extend this Lease as set forth above.

         39. Notices. All notices, consents, waiver or other communications which this Lease requires to permit either party to give to the other shall be in writing and shall be served personally or forwarded by registered or certified mail, return receipt requested, made upon or addressed to the respective parties as follows:

         To Lessor:               Mathilda Development
                                  c/o The Cortana Corporation
                                  800 El Camino Real, Suite 175
                                  Menlo Park, CA 94025

         To Lessee:               At Premises
                                  Attention: Vice President
                                  Fab Operations

         with a copy to:          Maxim Integrated Products
                                  120 San Gabriel Drive
                                  Sunnyvale, CA 94086
                                  Attention: Mr. Max Chancellor
         and a copy to:           Anthony C. Gilbert, Esq.
                                  Cooley Godward
                                  1 Maritime Plaza
                                  San Francisco, CA 94111

or to such other address as may be contained in a notice from either party to the other given pursuant to this paragraph. Notice by registered or certified mail shall be deemed to be given forty-eight (48) hours from the time of postmarking, if mailed within the continental limits of the United States (excluding Alaska). Rental payments required by this Lease shall be delivered to Lessor at Lessor's address provided in this paragraph.

         40. Marginal Captions. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

         41.     Miscellaneous.

                 (a) All provisions of this Lease shall be deemed and construed to be "covenants" as though the words importing such covenants were used in each separate paragraph hereof.

                 (b) This Lease shall be construed and enforced in accordance with the laws of the State of California.

                 (c) This Lease and the covenants and agreements herein contained shall bind and inure to the benefit of the parties hereto, their heirs, successors, executors, administrators and assigns.

                 (d) The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. Words used in the neuter include the masculine and feminine gender. If there be more than one Lessor or, Lessee the obligations hereunder imposed upon Lessor or Lessee shall be joint and several.

                 (e) Time is of the essence of the Lease. This Lease and the obligations of the parties hereunder shall not be affected or diminished because the Lessor is unable to fulfill any of its obligations hereunder (other than the payment of money) or is delayed in doing so, unless such inability or delay is caused by reason of strike or other union-related labor troubles, civil commotion, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, acts of God or by any other cause beyond its control.

         42. Warranty. Lessee warrants to Lessor that Lessee conducts business as a corporation organized in the State of California, and that said corporation is fully empowered and legally authorized to execute this agreement in the State of California. Lessee further warrants to Lessor that Lessee will provide an appropriate certificate of the Corporation Secretary or copy of Resolution of the corporate directors establishing the authority of the officers to execute this document. Lessee agrees to provide Lessor copies of the published financial statements and reports of the corporation in the same manner as if Lessor were a shareholder of the common stock of the corporation.

         43. Severability. If any term or provision of this Lease Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement, or the application of such terms or provisions to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and enforceable to the fullest extent permitted by law.

         44. Further Instruments. Lessee, at no cost or expense to Lessee, shall execute such documents and instruments as Lessor may request as are reasonably necessary and appropriate for governmental approval of the subdivision of the Premises from the adjacent property owned by Lessor.

         45. Entire Agreement. This Instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

         46. Hazardous Materials Usage and indemnities. Lessee hereby makes the following covenants regarding hazardous materials:

                 (a) Lessee shall at all times and in all material respects comply with all federal, state and local laws, ordinances and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. sec.1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. sec.6901, et seq.), Safe Drinking Water Act (42 U.S.C. sec.3000f, et seq.), Toxic Substance Control Act (15 U.S.C. sec.2601, et seq.), the Clean Air Act (42 U.S.C. sec.7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. sec.9601, et seq.), California
Health & Safety Code (sec.25100, et seq.; sec.39000, et seq.), California
Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code sec.25249.5, et seq.), California Water Code (sec.13000, et seq.), and other comparable state and federal laws ("Hazardous Materials Laws"), relating to the use, analysis, generation, manufacture, storage, disposal or transportation of any "hazardous substances," "hazardous waster," "hazardous materials" or "toxic substances" as such terms are defined under any Hazardous Materials Laws (collectively, "Hazardous Materials").

                 (b) Lessee shall, at its own expense, procure, maintain in effect and comply in all material respects with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Lessee's use of Hazardous

Materials on the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Lessee shall cause any and all of its Hazardous Materials to be removed from the Premises solely in compliance with all applicable Hazardous Materials Laws. Lessee shall in all material respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term, Lessee shall cause all of its Hazardous Materials to be removed from the Premises in accordance with and in compliance with all applicable Hazardous Materials Laws.

                 (c) Lessee shall indemnify, defend (by counsel reasonably acceptable to Lessor), protect, and hold Lessor and each of Lessor's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) arising from or caused in whole or in part, directly or indirectly, by (i) an Environmental Activity (defined below) by Lessee, or (ii) Lessee's failure to comply with any Hazardous Materials Law. Lessee's obligations under this paragraph shall include all costs of any repair, cleanup or detoxification or decontamination of the Premises, or the preparation and implementation of any closure, remedial action or other plans in connection therewith that are required as a result of any Environmental Activity by Lessee.

         Lessor shall indemnify, defend (by counsel reasonably acceptable to Lessee), protect, and hold Lessor and each of Lessee's partners, employees, agents, attorneys, successors and assigns, free and harmless form and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) arising from or caused in whole or in part, directly or indirectly, the occurrence of any Environmental Activity where such Environmental Activity was not caused by Lessee. Lessor's obligations under the preceding sentence shall extend, without limitation, to any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) arising from or caused in whole or in part by any contamination or condition disclosed in that certain environmental audit dated November 15, 1989, Project Number 257-1.1, prepared by Beta Associates, Inc. Lessor's obligations under this paragraph shall include all costs of any repair, cleanup or detoxification or decontamination of the Premises, or the preparation and Implementation of any closure, remedial action or other plans in connection therewith that are required as a result of any Environmental Activity other than an Environmental Activity caused by Lessor.

         The provisions of this Paragraph 46 shall survive the termination of the Lease. "Environmental Activity" means any actual, proposed or threatened storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, into or on the Premises, or any other activity or occurrence that causes or would cause any such event to exist.

         47. Non-Disturbance Agreements. Lessor will obtain from any lenders now or hereafter having a secured interest in the Premises which is prior to this Lease a form of non-disturbance agreement, in form and substance reasonably satisfactory to Lessee, which provides that in the event of a default by Lessor under any financing agreement with such lender or lenders, Lessee's quiet possession of the Premises shall not be disturbed so long as Lessee is not in default under the Lease. As used herein, "prior to this Lease" shall mean any mortgage or deed of trust on the Premises which is recorded in the Santa Clara County Recorder's Office prior to the date that the short form memorandum of lease described in Paragraph 23 above is recorded.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                           "LESSEE"

                                           MAXIM INTEGRATED PRODUCTS
                                           a California Corporation

                                           By   /S/ JOHN F. GIFFORD
                                               ------------------------------
                                           By
                                               ------------------------------

                                           "LESSOR"

                                           MATHILDA DEVELOPMENT, a
                                           California Limited Partnership

                                           THE CORTANA CORPORATION,
                                           Managing General Partner

                                           By   /S/ DAVID A. WOLLENBERG
                                               ------------------------------
                                               David A. Wollenberg, President

2 Trane Chillers # CMA - 025

1 Cooling Tower Model VXI -180-2

1 Cooling Tower Model VXT - 185

1 Pump Pacific Pumping Co. Model L -4095-5 - 15HP

1 NM Pacific Pumping Co. Model VL - 4095-5 - 15HP

1 Pump Pacific Pumping Co. Modal VL - 4095-5 - 5HP

1 Pump Pacific Pumping Co. Model L - 1070-5 - 7.5HP

1 Boiler Raypack Co. Model 1570

1 Exchanger Bell & Fosset Model W4-6843

1 Exhaust Fan Paramount Plastics Co. Model PPF I - 330

1 Trane # 10 Climate Changers 7.51HP

1 Trane Climate Changer 21.cc 15HP

1 Trane Climate Changer 6.cc 21HP

1 Trane Climate Changer 25.cc 20HP

1 Trane Climate Changer 73 CLCL 50HP

1 Air Pneumatic Control System

1 Scrubber Part Plastic Model H105 with
  Fan Model 1330



                                  Exhibit 9